Exhibit 99.1


INCOME STATEMENT (unaudited)

                                       Six Months Ended          Three Months Ended

                                    06/30/03      06/30/02      06/30/03      06/30/02
                                 ------------  ------------  ------------  ------------
               Interest Income   $ 17,126,042  $ 18,327,428  $  8,552,772  $  9,120,836
              Interest Expense      2,686,631     4,178,431     1,297,943     2,015,998
           Net Interest Income     14,439,411    14,148,997     7,254,829     7,104,838
                  Other Income      4,709,448     4,007,739     2,447,276     1,918,669
Less: Other Operating Expenses     12,319,806    16,316,030     6,206,317     8,833,894
    Income Before Income Taxes      6,829,053     1,840,706     3,495,788       189,613
    Provision for Income Taxes      2,008,000       (28,000)    1,035,000      (300,000)
                    Net Income   $  4,821,053  $  1,868,706  $  2,460,788  $    489,613
   Net Income Per Common Share   $       0.59  $       0.24  $       0.30  $       0.06

BALANCE SHEET (unaudited) June 30, 2003 and 2002

                   Assets              2003             2002       Liabilities & Equity                    2003             2002
                                       ----             ----                                               ----             ----
             Cash and Due        $  27,404,249    $  27,022,012    Non Interest Bearing              $ 150,984,911    $ 143,876,888
    Investment Securities          168,463,886      140,055,637    Interest Bearing                    378,210,728      384,586,006
       Federal Funds Sold            9,736,279       32,360,726                                      -------------    -------------
                                                                   Total Deposits                      529,195,639      528,462,894
              Total Loans          392,407,617      389,028,117    Short Term Debt                       5,576,207        4,939,622
  Reserve for Loan Losses           (5,149,172)      (4,980,711)   Other Liabilities                     1,824,183        1,244,354
                                 -------------    -------------                                      -------------    -------------
                Net Loans          387,258,445      384,047,406    Total Liabilities                   536,596,029      534,646,870
Bank Premises & Equipment           22,025,977       22,279,087    Common Stock                          8,146,062        7,979,982
             Other Assets            5,220,099        4,707,027    Additional Paid-In Capital           12,600,225       10,005,344
                                 -------------    -------------    Retained Earnings                    62,766,619       57,839,699
                                                                                                     -------------    -------------
                                                                                                        83,512,906       75,825,025
                                                                                                     -------------    -------------
             Total Assets        $ 620,108,935    $ 610,471,895                                      $ 620,108,935    $ 610,471,895
                                 =============    =============                                      =============    =============




                                 Stock Valuation

     The Corporation's stock is traded on the over-the-counter market under the trading symbol "TRCY." Trading in the Corporation's stock is limited and sporadic and the Corporation believes that no established trading market for the Corporation's stock exists. For purposes of the Corporation's Automatic Dividend Reinvestment Plan, the Board of Directors is required to establish the "Fair Market Value" of the Corporation's stock on a quarterly basis based on factors set forth in the Dividend Reinvestment Plan. The following table sets forth the Fair Market Value established under the Dividend Reinvestment Plan over the past two years.

        April 2003    $   17.50             April 2002       $15.12
      January 2003        17.00           January 2002       14..92
      October 2002        16.30           October 2001       14..58
         July 2002        15.70              July 2001       14..33